Investor Contact: Scott Galovan
Avanos Medical, Inc.
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces First Quarter 2026 Results

•Delivered double-digit organic growth led by Specialty Nutrition Systems segment
•Generated $0.11 of diluted earnings per share and $0.22 of adjusted diluted earnings per share
•On April 14, 2026, announced the execution of a definitive agreement to be acquired by certain affiliates of American Industrial Partners (“AIP”) in an all-cash offer at an enterprise value of $1.272 billion
ALPHARETTA, Ga., May 5, 2026/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported first quarter 2026 financial results.
“Building off our strong 2025 results, we delivered solid first quarter performance led by double-digit organic revenue growth in our Specialty Nutrition Systems segment,” said David Pacitti, Avanos’ chief executive officer. Pacitti continued, “Our overall execution this quarter was positive, and I’m very pleased with the steady progress we’re making against each of our strategic imperatives.”
First Quarter 2026 Highlights
•Total net sales were $182.2 million, an 8.8% increase from the comparable prior year period.
•Net income was $5.1 million, compared to $6.6 million a year ago.
•Adjusted net income was $10.6 million, compared to $12.0 million a year ago.
•Diluted earnings per share was $0.11, compared to $0.14 a year ago.
•Adjusted diluted earnings per share was $0.22, compared to $0.26 a year ago.
•Adjusted EBITDA was $21.8 million, compared to $21.6 million a year ago.
Specialty Nutrition Systems Segment
•The Specialty Nutrition Systems (“SNS”) segment delivered above-market results in the first quarter of 2026, achieving net sales of $124.0 million, an increase of $22.9 million compared to the prior year period.
•Operating income in the SNS segment for the three months ended March 31, 2026 was $23.1 million, or 18.6% of SNS net sales, an increase of $2.0 million compared to the prior year period.

Pain Management & Recovery Segment
•Pain Management and Recovery (“PM&R”) segment net sales for the first quarter of 2026 were $56.3 million. Overall PM&R net sales growth was relatively flat compared to the prior year period.
•Operating loss in the PM&R segment for the first quarter of 2026 was $1.8 million compared to operating income of $0.2 million last year.
Cash Flow and Balance Sheet
Cash used in operations for the three months ended March 31, 2026 was $12.3 million, compared to cash flow from operations of $25.7 million a year ago. For the three months ended March 31, 2026, free cash flow was an outflow of $16.6 million, compared to an inflow of $19.0 million in the prior year.
As of March 31, 2026, the Company’s cash balance was $65.6 million compared to $97.0 million a year ago and $89.8 million as of December 31, 2025. Total debt at the end of the first quarter totaled $98.2 million, consisting of borrowings on the Company’s term loan facility.
Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted gross and operating income;
•Adjusted income before taxes;
•Adjusted effective tax rate;
•Adjusted net income;
•Adjusted diluted earnings per share;
•Adjusted selling, general and administrative expenses;
•Adjusted EBITDA; and
•Free cash flow.
These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Certain acquisition and integration charges related to acquisitions;
•Expenses associated with restructuring and transformation activities, including the divestiture of the Company’s respiratory health business;
•Expenses or recoveries associated with certain litigation matters;
•The amortization of intangible assets associated with business acquisitions;
•The tax effects of certain adjusting items; and
•The positive or negative effect of changes in currency exchange rates during the year.
The Company provides these non-GAAP financial measures as supplemental information to its GAAP financial measures. Management and the Company’s board of directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted EBITDA, and free cash flow to: (a) evaluate the Company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources, and (c) measure the operational performance of the Company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of the Company’s ongoing business operations.

Additionally, the Compensation Committee of the Company’s board of directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the Company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Our competitors may define these non-GAAP financial measures differently, and as a result, our measure of these non-GAAP financial measures may not be directly comparable to those of other companies. Items excluded from these non-GAAP financial measures are significant components in understanding and assessing financial performance. These non-GAAP financial measures are supplemental measures of operating performance that do not represent, and should not be considered in isolation or as an alternative to, or substitute for, the financial statement data presented in the Company’s consolidated financial statements as indicators of financial performance. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures as supplemental information.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.
About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical technology company focused on delivering clinically superior solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to addressing some of today’s most important healthcare needs, including providing a vital lifeline for nutrition to patients from hospital to home, and reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands globally and holds leading market positions in multiple categories across its portfolio. For more information, visit www.avanos.com and follow Avanos Medical on X (@AvanosMedical), LinkedIn and Facebook.
Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue” and similar expressions. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; our inability to complete our pending merger with certain affiliates of American Industrial Partners on the anticipated terms or timeline, or at all; potential adverse effects on our business and operations due to the pendency of the merger; shortage in drugs used in our Surgical Pain and Recovery products or other disruptions in our supply chain; the ongoing regional conflicts between Russia and Ukraine and in the Middle East; our ability to successfully execute on or achieve the expected benefits of our transformation initiative or our divestiture, acquisition or merger transactions; inflationary pressures; the expected impact of tariffs and our ability to mitigate tariffs; financial conditions affecting the banking system and the potential threats to the solvency of commercial banks; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. The information contained herein speaks only as of the date of this release and we undertake no obligation to update forward-looking statements, except as may be required by the securities laws.
Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Net Sales	$182.2	$167.5
Cost of products sold	88.0	77.7
Gross Profit	94.2	89.8
Research and development expenses	5.2	5.4
Selling and general expenses	77.7	75.7
Other expense (income), net	2.4	(1.6)
Operating Income	8.9	10.3
Interest income	0.2	1.5
Interest expense	(1.5)	(2.1)
Income before income taxes	7.6	9.7
Income tax provision	(2.5)	(3.1)
Net Income	$5.1	$6.6

Interest expense, net	$1.3	$0.6
Income tax provision	2.5	3.1
Depreciation and amortization	10.2	9.6
EBITDA	$19.1	$19.9

Earnings Per Share
Basic	$0.11	$0.14
Diluted	0.11	0.14

Common Shares Outstanding
Basic	46.5	46.1
Diluted	47.5	46.7

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31, 2026
	As reported	Acquisition and Integration	Post-RH Divestiture Restructuring	Intangibles Amortization	Tax effects	As Adjusted Non-GAAP
Net Sales	$182.2	$—	$—	$—	$—	$182.2
Cost of products sold	88.0	—	(1.5)	(1.6)	—	84.9
Gross Profit	94.2	—	1.5	1.6	—	97.3
Gross Profit Margin	51.7%					53.4%
Research and development expenses	5.2	—	—	—	—	5.2
Selling and general expenses	77.7	(0.4)	(0.3)	(3.0)	—	74.0
SG&A as a percentage of Net Sales	42.6%					40.6%
Other expense, net	2.4	(0.5)	—	—	—	1.9
Operating Income	8.9	0.9	1.8	4.6	—	16.2
Interest income	0.2	—	—	—	—	0.2
Interest expense	(1.5)	—	—	—	—	(1.5)
Income before income taxes	7.6	0.9	1.8	4.6	—	14.9
Income tax provision	(2.5)	—	—	—	(1.8)	(4.3)
Effective tax rate	32.9%					28.9%
Net Income	$5.1	$0.9	$1.8	$4.6	$(1.8)	$10.6

Diluted Earnings Per Share	$0.11					$0.22

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31, 2025
	As reported	Acquisition and Integration	Post-RH Divestiture Restructuring	Litigation and Legal	Intangibles Amortization	Tax effects	As Adjusted Non-GAAP
Net Sales	$167.5	$—	$—	$—	$—	$—	$167.5
Cost of products sold	77.7	—	(2.3)	—	(2.9)	—	72.5
Gross Profit	89.8	—	2.3	—	2.9	—	95.0
Gross Profit Margin	53.6%						56.7%
Research and development expenses	5.4	—	—	—	—	—	5.4
Selling and general expenses	75.7	—	(0.8)	—	(2.2)	—	72.7
SG&A as a percentage of Net Sales	45.2%						43.4%
Other income, net	(1.6)	—	—	1.4	—	—	(0.2)
Operating Income	10.3	—	3.1	(1.4)	5.1	—	17.1
Interest income	1.5	—	—	—	—	—	1.5
Interest expense	(2.1)	—	—	—	—	—	(2.1)
Income before income taxes	9.7	—	3.1	(1.4)	5.1	—	16.5
Income tax provision	(3.1)	—	—	—	—	(1.4)	(4.5)
Effective tax rate	32.0%						27.3%
Net Income	$6.6	$—	$3.1	$(1.4)	$5.1	$(1.4)	$12.0

Diluted Earnings Per Share	$0.14						$0.26

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	EBITDA
	Three Months Ended March 31,
	2026	2025
Net income	$5.1	$6.6
Interest expense, net	1.3	0.6
Income tax provision	2.5	3.1
Depreciation	5.6	4.5
Amortization	4.6	5.1
EBITDA	19.1	19.9
Acquisition and integration-related charges	0.9	—
Post-RH Divestiture restructuring	1.8	3.1
Litigation and legal	—	(1.4)
Adjusted EBITDA	$21.8	$21.6

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	Free Cash Flow
	Three Months Ended March 31,
	2026	2025
Cash (used in) provided by operating activities	$(12.3)	$25.7
Capital expenditures	(4.3)	(6.7)
Free Cash Flow	$(16.6)	$19.0

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	March 31, 2026	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$65.6	$89.8
Accounts receivable, net	103.0	103.8
Inventories	141.3	148.0
Prepaid and other current assets	15.1	13.8
Total Current Assets	325.0	355.4
Property, Plant and Equipment, net	111.2	113.4
Operating Lease Right-of-Use Assets	39.3	27.6
Goodwill	394.0	394.9
Other Intangible Assets, net	114.7	117.8
Deferred Tax Assets	33.0	33.1
Other Assets	32.9	31.5
TOTAL ASSETS	$1,050.1	$1,073.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$10.9	$10.2
Current portion of operating lease liabilities	10.4	8.2
Trade accounts payable	52.3	55.5
Accrued expenses	57.6	91.3
Total Current Liabilities	131.2	165.2
Long-Term Debt	87.3	90.3
Operating Lease Liabilities	29.8	20.4
Deferred Tax Liabilities	5.6	6.1
Other Long-Term Liabilities	14.1	13.5
TOTAL LIABILITIES	268.0	295.5
Stockholders’ Equity	782.1	778.2
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,050.1	$1,073.7

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended March 31,
	2026	2025
Operating Activities
Net income	$5.1	$6.6
Depreciation and amortization	10.2	9.6
Loss on asset dispositions	0.1	0.2
Changes in operating assets and liabilities, net of acquisition	(32.4)	5.4
Deferred income taxes and other	4.7	3.9
Cash (Used in) Provided by Operating Activities	(12.3)	25.7
Investing Activities
Capital expenditures	(4.3)	(6.7)
Investment in non-affiliates	(3.4)	(2.4)
Cash Used in Investing Activities	(7.7)	(9.1)
Financing Activities
Secured debt repayments	(2.3)	(2.3)
Revolving credit facility repayments	—	(25.0)
Purchases of treasury stock	(1.3)	(2.2)
Proceeds from the exercise of stock options	0.4	0.4
Cash Used in Financing Activities	(3.2)	(29.1)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(1.0)	1.8
Decrease in Cash and Cash Equivalents	(24.2)	(10.7)
Cash and Cash Equivalents - Beginning of Period	89.8	107.7
Cash and Cash Equivalents - End of Period	$65.6	$97.0

AVANOS MEDICAL, INC.
SELECTED BUSINESS SEGMENT DATA
(unaudited)
(in millions)

			Three Months Ended March 31,
			2026	2025	Change
Specialty Nutrition Systems:
Enteral feeding			$84.6	$74.5	13.6%
Neonate solutions			39.4	26.6	48.1%
Total Specialty Nutrition Systems			124.0	101.1	22.7%
Pain Management & Recovery:
Surgical pain and recovery			21.8	24.5	(11.0)%
Radiofrequency Ablation			34.5	31.7	8.8%
Total Pain Management & Recovery			56.3	56.2	0.2%
Corporate and Other			1.9	10.2	(81.4)%
Total Net Sales			$182.2	$167.5	8.8%

Operating Income (Loss)
Specialty Nutrition Systems			$23.1	$21.1	9.5%
Pain Management & Recovery			(1.8)	0.2	N.M.
Corporate and Other			(12.4)	(11.0)	N.M.
Total Operating Income			$8.9	$10.3	N.M.

Net sales - percentage change (YTD)	Total	Volume	Pricing/Mix	Currency	Other(a)
Specialty Nutrition Systems	22.7%	19.0%	1.4%	2.8%	(0.5)%
Pain Management & Recovery	0.2%	3.2%	0.1%	1.0%	(4.1)%
Corporate and Other	(81.4)%	(81.4)%	—%	—%	—%
______________________________
N.M.: Not Meaningful
(a)Other includes the effects of our withdrawal from certain revenue streams that did not meet our return criteria and rounding.